Exhibit 23.4

January 24, 2025

CCSC Technology International Holdings Limited (the “Company”)

1301-03, 13/F Shatin Galleria

18-24 Shan Mei St, Fotan, Shatin

Hong Kong

Dear Sirs/Madams,

We, Jincheng Tongda & Neal Law Firm, are attorneys qualified to practice law in the PRC (as defined hereunder), and are acting as the mainland China counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended.

We hereby consent to the references to our name in the Registration Statement and the filing of this consent letter as an exhibit to the Registration Statement with the SEC.

In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Jincheng Tongda & Neal Law Firm
Jincheng Tongda & Neal Law Firm